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                                                                    EXHIBIT 10.1

                                  For Bank Use Only       Reviewed by __________

                                  Due MARCH 31, 2006

                                  Customer # 7349736911   Loan # 166

                      AMENDMENT TO LOAN AGREEMENT AND NOTE

      This amendment (the "AMENDMENT"), dated as of the date specified below, is by and between the borrower (the "BORROWER") and the bank (the "BANK") identified below.

                                    RECITALS

      A. The Borrower and the Bank have executed a Loan Agreement (the "AGREEMENT") dated MARCH 19, 2002 and the Borrower has executed a Note (the "NOTE"), dated MARCH 19, 2002, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "LOAN DOCUMENTS"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $ 10,000,000.00, as may be amended from time to time.

      B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

      C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

      In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

      [x] CHANGE IN MATURITY DATE. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with " MARCH 31, 2006".

      [ ] CHANGE IN MAXIMUM LOAN AMOUNT. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$_____________________", which evidences an additional $________________________________ available to be advanced subject to the terms and conditions of the Agreement and Note.

      [ ] TEMPORARY INCREASE IN MAXIMUM LOAN AMOUNT. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $ __________________________ to $ ______________________ effective _______________ through ____________ annually.
On___________________________ through ___________________________ annually, the maximum principal amount that may be borrowed thereunder shall revert to $_______________________ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

      [ ] CHANGE IN MULTIPLE ADVANCE TERMINATION DATE. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with" ________________________ ".

      CHANGE IN FINANCIAL COVENANT(s).

         (i) [ ] If checked here, all references to "$ ___________ " in the Agreement as the minimum Net Working Capital amount are hereby deleted and replaced with "$ _________________ " for the period beginning _________________ and thereafter.

         (ii) [ ] If checked here, all references to "$ _____________ " in the Agreement as the minimum Tangible Net Worth amount are hereby deleted and replaced with "$ _________________ " for the period beginning ______________________ and thereafter.

         (iii) [ ] If checked here, all references to " ________ " in the Agreement as the maximum Debt to Worth Ratio are hereby deleted and replaced with " _________________ " for the period beginning ____________________ and thereafter.

         (iv) [ ] If checked here, all references to " ___________ " in the Agreement as the minimum Current Ratio are hereby deleted and replaced with " __________________ " for the period beginning ________________
         and thereafter.

         (v) [ ] If checked here, all references to "$ ___________ " in the Agreement as the maximum Capital Expenditures amount are hereby deleted and replaced with "$ ____________________________ " for the period beginning _______ and thereafter.

         (vi) [ ] If checked here, all references to " ___________ " in the Agreement as the minimum Cash Flow Coverage Ratio are hereby deleted and replaced with "$_________ " for the period beginning __________ and thereafter.

         (vii) [ ] If checked here, all references to "$ __________ " in the Agreement as the maximum Officers, Directors, Partners, and Management Salaries and Other Compensation amount are hereby deleted and replaced with "$ _______________ " for the period beginning _______________ and thereafter.

      [ ] CHANGE IN PAYMENT SCHEDULE. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

                                  Page 1 of 3

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      [ ] CHANGE IN LATE PAYMENT FEE. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of _______% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

      [ ] CHANGE IN CLOSING FEE. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $ _________ (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

      [ ] CHANGE IN BORROWING BASE. If checked here, the Borrowing Base is hereby changed to an amount equal to the sum of (i) ________% of the face amount of Eligible Accounts, and (ii) the lesser of $ ________________ or ____________________% of the Borrower's cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory less (iii) the current outstanding loan balance on note(s) in the original amount(s) of $ ___________________________, and less (iv)
undrawn amounts of outstanding letters of credit issued by Bank or any affiliate thereof. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this section will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower acknowledges having received with this Amendment, which is incorporated herein by reference and which replaces any prior Financial Definitions supplement.

      [ ] CHANGE IN PAID-IN-FULL PERIOD. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least _________ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

      DEFAULT INTEREST RATE. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default of the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

      EFFECTIVENESS OF PRIOR DOCUMENTS. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

      PRECONDITIONS TO EFFECTIVENESS. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

      NO WAIVER OF DEFAULTS; WARRANTIES. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

      COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

      AUTHORIZATION. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

      TRANSFERABLE RECORD. The agreement and note, as amended, is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

      ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AMENDMENT, ARE HEREBY EXPRESSLY INCORPORATED HEREIN BY REFERENCE.

                           [SIGNATURE(S) ON NEXT PAGE]

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Dated as of: MARCH  23, 2005

                                   RADISYS CORPORATION
(Individual Borrower)              Borrower Name (Organization)

___________________________        a OREGON Corporation

Borrower Name N/A                  By: /s/ Brian Bronson
                                       -----------------------------------------
                                   Name and Title: BRIAN BRONSON CAO & TREASURER

___________________________        By : _______________________________________

Borrower Name N/A                  Name and Title: ____________________________

Agreed to:

U.S. BANK N.A.
(Bank)

By: /s/ Le  Phan                   FOR ADDITIONAL TERMS,
    ------------                   SEE ATTACHED ADDENDUM
        LE  PHAN
Name and Title: VICE PRESIDENT

                                  Page 3 of 3

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                ADDENDUM TO AMENDMENT TO LOAN AGREEMENT AND NOTE

      This Addendum is made part of the Amendment to Loan Agreement and Note (the "Amendment") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below, The following provisions are hereby added to the Amendment (or to the extent such provisions already exist, are hereby modified) as follows.

LOAN TO VALUE. In addition to any other payments required on the Note, (a) the par value of Eligible Collateral shall at all times be at least $ 25,000,000; and if the par value is less than such amount, Borrower shall, within five days after Bank gives written notice thereof to Borrower, grant to Bank a perfected first priority security interest in additional Eligible Collateral in the amount of such deficiency; and (b) if the maximum Loan Amount at any time exceeds 90% of the fair market value, as determined by Bank, of the Eligible Collateral, Borrower shall, within five days after Bank gives written notice thereof to Borrower, grant to Bank a perfected first priority security interest in additional Eligible Collateral sufficient to cause the maximum Loan Amount to be not more than 80% of the fair market value of Eligible Collateral.

"Eligible Collateral" shall mean A1/P1 commercial paper or other securities owned by the Borrower and acceptable to Bank in its sole discretion which are held by the Borrower in Safekeeping Account No. 777127706 maintained with Bank, in which the Bank has a perfected, first priority security interest; and which are subject to no liens, encumbrances or security interest of any other person or entity.

LOAN FEE. Notwithstanding any contrary provisions of the Agreement or Note, Borrower shall pay the following loan fees to Bank for the period of time from April 1, 2005 through March 31, 2006: (a) upon execution of the Amendment to Loan Agreement and Note dated as of March 23, 2005, a loan fee of $ 2,000,00; and (b) on the date of the first advance on the Note on or after April 1,2005, a draw down fee equal to $ 50,000.00 (.25% of the Loan Amount) The foregoing fees do not affect the fees payable by Borrower for any time period prior to April 1, 2005, which fees remain in effect for such time periods.

Dated as of March 23, 2005.

BORROWER:

RADISYS CORPORATION, an Oregon corporation

By: /s/ Brian Bronson
    --------------------------
Title: CAO & TREASURER 3/30/05

Agreed to:

BANK:

U.S. BANK N.A.

By: /s/ Le Phan
    -----------------------
    Le Phan, Vice President